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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our reports dated January 23, 2004, with respect to the consolidated financial statements and schedules of RTW, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                          /s/ ERNST & YOUNG, LLP

Minneapolis, Minnesota
March 25, 2004